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                                                               EXHIBIT (a)(1)(S)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

         If you previously elected to reject the offer of CheckFree Corporation ("CheckFree") to exchange certain options held by CheckFree employees, and you would like to change your election and accept the offer, you must sign this Notice and a new Election Form and send both to Tracy Cui in the Human Resources Group at CheckFree in Norcross via hand delivery or facsimile at (678) 375-2301 before 5:00 p.m., Eastern Daylight Time, on July 17, 2003, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to Tracy Cui at exchangeoffer@checkfree.com.

To CheckFree Corporation:

         I previously received a copy of the information statement (dated June 17, 2003), including all of its attachments, the cover letter, and an Election Form. I signed and returned the Election Form, in which I elected to reject CheckFree's offer to exchange my eligible options. I NOW WISH TO CHANGE THAT ELECTION, AND ACCEPT CHECKFREE'S OFFER TO EXCHANGE MY ELIGIBLE OPTIONS. I understand that by signing this Notice and a new Election Form and delivering both forms pursuant to the instructions above, I will be able to withdraw my rejection of the offer and accept the offer instead.

         I understand that in order to accept the offer, I must sign and deliver this Notice and a new Election Form to Tracy Cui in the Human Resources Group at CheckFree in Norcross via hand delivery or facsimile at (678) 375-2301 before 5:00 p.m., Eastern Daylight Time, on July 17, 2003, or if CheckFree extends the deadline to exchange options, before the extended expiration of the offer.

         I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

         I ACCEPT THE OFFER TO EXCHANGE MY ELIGIBLE OPTIONS AS INDICATED IN THE ELECTION FORM COMPLETED AS OF THE DATE HEREOF AND ATTACHED HERETO.





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         Optionee Signature                                Date


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         Name (Please print)